Exhibit 16

June 2, 2010

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

RE: LINCOLN FLOORPLANNING CO., INC.

We have read the statements that LINCOLN FLOORPLANNING CO., INC. included under Item 4.01 of the Form 8-K report it filed regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.01.

Yours truly,

/s/ Berman Hopkins Wright & LaHam, CPAs and Associates, LLP